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                                                                   EXHIBIT 10.10

                  INDEMNIFICATION AND HOLD HARMLESS AGREEMENT

          THIS INDEMNIFICATION AND HOLD HARMLESS AGREEMENT (this "Agreement") is made as of February __, 1997, by and between NEI WebWorld, Inc., a Texas corporation (the "Company"), and __________, a member of the Company's board of directors ("Indemnitee").

          WHEREAS, in order to induce Indemnitee to serve or to continue to serve, as applicable, as a director of the Company, the Company has agreed to indemnify Indemnitee as set forth below;

          NOW, THEREFORE, in consideration of the foregoing and certain other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

          1.  Indemnification.  The Company shall indemnify Indemnitee and hold
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Indemnitee harmless if the Indemnitee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and in any appeal in such action, suit or proceeding, and in any inquiry or investigation that could lead to such an action, suit or proceeding, against expenses (including court costs and attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding arising out of or pertaining to any action or omission which arises out of or relates to the fact that Indemnitee is an executive officer or director of the Company or was serving at the request of the Company as an officer or director of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by applicable law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company on a regular monthly basis. If acts of Indemnitee are found by a court of proper jurisdiction to be intentional or willful, the Company shall not be liable to indemnify and hold harmless Indemnitee for any judgment incurred by Indemnitee; and Indemnitee shall repay to the Company such expenses paid on behalf of Indemnitee hereunder. The indemnification rights provided hereby to Indemnitee shall continue even though he or she may have ceased to be an officer or director of the Company.

          2.  Notice.  Indemnitee shall give notice (the "Notice") to the
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Company within five days after actual receipt of service or summons to appear in any action begun in respect of which indemnity may be sought hereunder or actual notice of assertion of a claim with respect to which he seeks indemnification. Upon receipt of the Notice, the Company shall assume the defense of such action, whereupon it shall not be liable for any fees or expenses of counsel for Indemnitee incurred thereafter with respect to the matters set forth in the Notice.

          3.  Non-Exclusivity.  The rights of Indemnitee hereunder shall be in
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addition to any rights Indemnitee may have under the Company's Articles of
Incorporation, By-
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laws, applicable law or otherwise and shall survive any termination, resignation, death or other dismissal of Indemnitee.

          4.  Insurance.  To the extent the Company maintains an insurance
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policy or policies providing liability insurance with respect to the actions or omissions covered by this Agreement, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available thereunder.

          5.  Payment.  The Company shall not be liable to Indemnitee under this
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Agreement to make any payment in connection with any claim against Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder.

          6.  Enforceability.  The indemnification contained in this Agreement
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shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation, liquidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs and personal and legal representatives.

          7.  Binding Obligation.  If this Agreement or any portion hereof shall
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be invalidated on any ground by any court of competent jurisdiction, then the
Company shall nevertheless indemnify and hold harmless Indemnitee, as to costs, charges and expenses (including court costs and attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and in any appeal in such action, suit or proceeding, and in any inquiry or investigation that could lead to such an action, suit or proceeding, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

          8.  Governing Law.  This Agreement shall be construed in accordance
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with and governed by the laws of the State of Texas. This Agreement shall be deemed to be performable in Dallas, Texas, and any venue for any action brought pursuant hereto shall be in Dallas County, Texas.

          9.  Attorneys' Fees and Costs.  If either party brings an action to
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enforce this Agreement, the prevailing party shall be awarded his or her reasonable attorneys' fees and costs.

          10.  Successors and Assigns.  This Agreement shall be binding upon and
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shall

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inure to the benefit of the heirs, successors and assigns of each party to this
Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                 NEI WEBWORLD, INC.


                                 By:_________________________________________
                                    Richard J. Wiencek
                                    President and Chief Executive Officer


                                 INDEMNITEE:


                                 ____________________________________________

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